Exhibit 99.1

As Founder, CEO, test driver, and writer on behalf of the whole Arcimoto family, I’d like to thank you sincerely for your continued support of this venture and our mission.

When I started Arcimoto, I had two overarching goals.

My first goal was to get one. My personal search for a reasonable daily electric vehicle began in 2007, that bygone era when the truth was merely inconvenient. I required efficiency, high quality, and affordability; something that would solve my daily trips. My search came up empty.

I didn’t want a car. Cars are multi-ton engineering marvels, capable of carrying 5-7 people and gear in comfort hundreds of miles without stopping. Yet typical car travel is just one or two people traveling a short distance. Americans on average drive only about 30 miles per day.

The massive disconnect between cars and how we regularly use cars exacts a toll we can no longer endure. The price we pay for our extreme excess carrying capacity is measured in the urban asphalt acres we dedicate to parking and driving, emissions from inefficient engines pushing too much weight around, and traffic congestion in nearly every major city in the world, caused by the footprint of our gargantuan getarounds.

This is why we spent more than a decade questing for a vehicle rightsized for daily travel. We iterated through eight distinct concept generations. We considered feedback from many thousands of potential customers, launched a new public brand, and developed a tourist rental go-to-market plan. We refined the Generation 8 “looks like, works like” prototypes into a new ultra-efficient platform, a road-certified, factory-built everyday electric vehicle, and articulated a product family suited to a wide range of consumer and fleet trips, from grocery runs and vacation joyrides to rapid emergency responses and timely last mile deliveries.

On September 19th, 2019, twelve years to the day after our quest began, Arcimoto initiated retail production and customer delivery. We started production at a rate of one per build day and stepped up to two at the beginning of December. By the close of ‘19, Arcimoto built 57 production Fun Utility Vehicles, exceeding in Q4 2019 our combined vehicle output for the preceding 12 years. We also passed Tucker.

After more than a decade of inspired and passionate development, I am honored to report the achievement of my first stated goal.

I am Arcimoto customer #0. On September 19, I took possession of my very own FUV. Since then, I’ve driven in the warm sunshine of Los Angeles, through November’s chill on Manhattan’s west side, and in the Pacific Northwest’s rainy winter. Whether to work, visiting family and friends, or delivering the goods, my experience of the Fun Utility Vehicle has echoed reports from our early customers and industry media alike. It is my most frequently used and most preferred method of local locomotion. The sublime satisfaction from rockstar parking, superior maneuverability in traffic, and skipping the gas station on every trip never fades.

My second goal is a bigger challenge yet, that Arcimoto become a machine of production such that anyone who wants our product can affordably enjoy its use. The sustainable transportation system required by our current collective existential crisis happens only when the broad market of mobility consumers can afford to participate in radically more efficient solutions.

This goal drives Arcimoto’s fundamental mandate going forward: to increase our rate of production to meet Arcimoto’s considerable and increasing backlog of preorders as well as future market demand, and drive down cost, both to achieve profitable venture margins and to offer ever more affordable products to an ever-wider addressable global market.

A decade’s end and the beginning of another offer the chance to look clearly at obstacles we’ve overcome and the significant tasks ahead. At the beginning of 2010, Arcimoto was a team of a dozen dreamers, beginning the build of our fourth generation concept in a small bodega design studio in Eugene’s Whiteaker Neighborhood. Today we are a Nasdaq-traded public company, more than a hundred strong, operating an automated factory turning out ultra-efficient production electric vehicles suitable for the wide range of daily trips.

Looking forward, the magnitude and immediacy of the problem our species collectively faces demands our continuous re-dedication to our purpose and continuous acceleration of our pace. To that end, we plan to step up production to three vehicles per build day in this quarter and to four per day in Q2 as we prepare for significantly higher scale production in late 2020 and beyond. This year we also plan to begin production of the Rapid Responder, Arcimoto’s fleet product for first responders, law enforcement and security uses, and the Deliverator, for last mile parcel, grocery and meal delivery.

As we look a decade down the road, we aim to build Arcimoto to global scale, in order to makec a meaningful contribution to emissions reduction and to help change the global narrative around how much of our landscape we dedicate to mobility.

I am profoundly grateful for your support of Arcimoto. At every step, this venture has been powered forward by our friends, our customers, our investors, and partners who share our vision. Without you, none of this is possible. I wish you a fantastic 2020, and look forward to seeing you on the road. Let’s ride.

Sincerely,

Mark

Forward-Looking Statements:

Except for historical information, all of the statements, expectations, and assumptions contained in this newsletter are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and include, without limitation, our expectations as to production and delivery of the Evergreen, the Rapid Responder, and the Deliverator, the establishment of our service and delivery network, our expected rate of production and our expected establishment of rental outlets. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; the outcome of the Rapid Responder pilot program; the acceptance of the Deliverator; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; the number of reservations and cancellations for our vehicles and the ability to deliver on those reservations; our reliance on key personnel; our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; changes in consumer demand for, and acceptance of, our products; changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; and changes in laws or regulations governing our business and operations. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

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